Exhibit 32.1

                           O'Hara Resources, Ltd.
  Certification pursuant to 18 U.S.C. Section 1350 as adopted pursuant to
               Section 906 of the Sarbanes-Oxley Act of 2002.

     In connection with the Annual Report of O'Hara Resources, Ltd. ( "the Company") on Form 10K for the year ended April 31, 2003, as filed with the Securities and Exchange Commission on the date hereof ( the "Report"), I Robert Vrooman, Chief Executive Officer of the Company, certify, pursuant to 18 USC 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

     the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     the information contained in the Report fairly presents, in all material aspects, the financial condition and result of operations of the Company.


      Signature
/S/ Robert Vrooman
--------------------------------------
Robert Vrooman
President and Chief Executive Officer
April 21, 2004